UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18550 (Commission file number)	61-1146077 (IRS Employer Identification No.)
10172 Linn Station Road Louisville, Kentucky 40223 (Address of principal executive offices)
(502) 426-4800 (Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

In anticipation of the expiration on March 31, 2010 of that certain Services and Development Agreement dated as of January 1, 2009 between NTS Mortgage Income Fund (the “Fund”) and Residential Management Company, a Kentucky corporation (“Residential”), as amended pursuant to that certain First Amendment to Services and Development Agreement dated as of December 31, 2009 between the Fund and Residential (collectively, the “Agreement”), the Fund and Residential entered into a Second Amendment to Services and Development Agreement (“Second Amendment”) on March 18, 2010.  The Second Amendment extends the term of the Services and Development Agreement (“Agreement”) from March 31, 2010 until June 30, 2010. The Agreement superseded and replaced all of the Fund’s previous property management agreements except for the Advisory Agreement between the Fund and NTS Advisory Corporation, which continues to remain in effect.  Other than extending the term of the Agreement, the Second Amendment does not modify any other provisions of the Agreement and the calculation of compensation and expense reimbursements to be received by NTS remains the same.

Also, on March 18, 2010, the Audit Committee of the Fund received a letter from Residential and NTS Development Company, a Kentucky corporation (“NTS”), containing Residential’s and NTS’ agreement to defer payment of amounts due them from the Fund evidenced by promissory notes, and to make advances to cover expenses of the Fund not otherwise evidenced by promissory notes as of March 18, 2010 through June 30, 2010.  As of March 18, 2010, the Fund owed $4,695,488.95 to NTS and its affiliates. Unless Residential and NTS otherwise agree, any such advances shall exclude any principal repayments on the mortgage note owed by the Fund to PNC Bank, National Association.  NTS and its affiliates most likely will require that the Fund and its subsidiaries execute promissory notes evidencing the obligation to repay the deferred amounts and the advances. Based on the Fund’s current budget, it is unlikely that the Fund and its subsidiaries will generate sufficient revenue to repay the promissory notes in full on a timely basis. The Fund intends to seek an extension of the maturity date for the notes or refinance the unpaid balance prior to the current maturity. There can be no assurance that an acceptable extension or refinancing of the promissory notes will be achieved prior to maturity, or at all.

On February 26, 2010, the Fund issued a Form 8-K which reported that the Fund and its subsidiaries had entered into nine promissory notes payable to the order of NTS, Residential and affiliates, all of which notes were dated as of February 1, 2010 and are scheduled to mature on March 31, 2010. The combined total amount due under these notes is $4,533,647.83. All of these notes have been modified by written amendments effective as of March 31, 2010 to extend their respective maturity dates until June 30, 2010. Other than the extension of the maturity date, all terms and conditions of these promissory notes remain the same.

Copies of the executed documents are attached to this Current Report on Form 8-K as Exhibits 10.1 – 10.11 and are incorporated in their entirety in this Item 1.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	10.1	Second Amendment to Services and Development Agreement
	10.2	Letter to the Audit Committee dated March 18, 2010
	10.3	First Amendment to Consolidated and Amended and Restated Promissory Note dated as of February 1, 2010, made by NTS Mortgage Income Fund payable to NTS Development Company
	10.4	First Amendment to Consolidated and Amended and Restated Promissory Note dated as of February 1, 2010, made by NTS/Virginia Development Company payable to NTS Development Company
	10.5	First Amendment to Consolidated and Amended and Restated Promissory Note dated as of February 1, 2010, made by NTS/Virginia Development Company payable to Residential Management Company
	10.6	First Amendment to Consolidated and Amended and Restated Promissory Note dated as of February 1, 2010, made by NTS/Virginia Development Company payable to NTS Financial Partnership
	10.7	First Amendment to Consolidated and Amended and Restated Promissory Note dated as of February 1, 2010, made by NTS/Lake Forest II Residential Corporation payable to Residential Management Company
	10.8	First Amendment to Promissory Note dated as of February 1, 2010, made by NTS Mortgage Income Fund payable to Residential Management Company
	10.9	First Amendment to Promissory Note dated as of February 1, 2010, made by NTS/Lake Forest II Residential Corporation payable to NTS Development Company
	10.10	First Amendment to Consolidated and Amended and Restated Promissory Note dated as of February 1, 2010, made by Orlando Lake Forest Joint Venture payable to Residential Management Company
	10.11	First Amendment to Amended and Restated Promissory Note dated as of February 1, 2010, made by Orlando Lake Forest Joint Venture payable to NTS Development Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND, a Delaware corporation

By:
Name:	Gregory A. Wells
Title:	Secretary/Treasurer/Chief Financial Officer
Date:	March 18, 2010

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